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                                                                  EXHIBIT (a)(4)

                               ANCHOR SERIES TRUST

                    Establishment and Designation of Classes

         The undersigned, being Secretary of Anchor Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares organized under the laws of The Commonwealth of Massachusetts, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section
2.24 of the Declaration of Trust, dated September 1, 1988 (hereinafter, as amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on July 16, 2002:

         (1) As of the date indicated below, the shares of beneficial interest of each existing series of the Trust, namely Growth and Income Portfolio, Growth Portfolio, Capital Appreciation Portfolio, Natural Resources Portfolio, Multi-Asset Portfolio, Strategic Multi-Asset Portfolio, Money Market Portfolio and Government and Quality Bond Portfolio (each a "Portfolio" and collectively, the "Portfolios"), each with a par value of $.01 per share, are hereby divided into three classes of shares, which are designated Class 1 shares, Class 2 shares and Class 3 shares.

         (2) As of the date indicated below, the previously issued and outstanding Class A and Class B shares of each Portfolio are hereby redesignated Class 1 shares and Class 2 shares, respectively.

         (3) The power of the Trustees of the Trust to invest and reinvest the property of each Portfolio of the Trust shall be governed by Section 2.2 of the Declaration of Trust.

         (4) Except to the extent otherwise provided by the Declaration of Trust, Class 1 shares, Class 2 shares and Class 3 shares of the Portfolios (unless otherwise provided in this Establishment and Designation or other charter document classifying or reclassifying such shares), shall represent an equal and proportionate interest in the assets belonging to that Portfolio (subject to the liabilities of that Portfolio) and each share of a particular Portfolio shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary:

             (a) Class 1 shares, Class 2 shares and Class 3 shares of any Portfolio of the Trust may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees may from time to time establish in accordance with the Investment Company Act of 1940, as amended and the Conduct Rules adopted by the National Association of Securities Dealers, Inc;


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             (b) the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of Trustees to be attributable to a particular class of shares of a particular Portfolio (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the shares of that class; and

             (c) Class 1 shares, Class 2 shares and Class 3 shares of any Portfolio may have such different exchange rights as the Board of Trustees shall provide in compliance with the Investment Company Act of 1940, as amended.

    The actions contained herein shall be effective as of September 30, 2002.




                                         By: /s/ Robert M. Zakem
                                            ----------------------
                                            Name:  Robert M. Zakem
                                            Title: Secretary
























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